SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ____)

Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[X]      Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss.240.14a-12

______________________________BrowseSafe.com, Inc.______________________________
                   (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1).
         1)       Title of each class of securities to which transaction
                  applies:
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         2)       Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------
         3)       Per  unit  price  or other  underlying  value  of
                  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:
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         5)       Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
------------------------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:
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

         3)       Filing Party:
------------------------------------------------------------------------------
         4)       Date Filed:
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


                                     PRELIMINARY PROXY SOLICITATION MATERIALS--
                                        INTENDED TO BE RELEASED TO SHAREHOLDERS
                                                      ON OR ABOUT JUNE 13, 2000

                              BROWSESAFE.COM, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 2000

         The Special Meeting of Shareholders of BrowseSafe.com, Inc., a Nevada corporation (the "Corporation"), will be held at the Corporation's executive offices at 7202 East 87th Street, Suite 109, Indianapolis, Indiana, on Friday, June 30, 2000, at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To consider and vote upon a proposal to amend the Corporation's Articles of Incorporation to increase the Corporation's authorized capital stock from 25,000,000 to 85,000,000 shares of common stock and to authorize 15,000,000 shares of preferred stock.

     2. To consider and vote upon a proposal to amend the Corporation's Articles of Incorporation to change of the Corporation's name to PlanetGoodTechnologies, Inc.

     3. To consider and vote upon the adoption of the Corporation's Stock Option Plan.

     4. To transact such other business as may properly come before the Special Meeting.

         The record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting is the close of business on June 6, 2000. Shares of Common Stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

         SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE SPECIAL MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   By Order of the Board of Directors,



                                   --------------------------------------------
                                   Ted P. O'Brien, Vice President and Secretary

Dated:   June 13, 2000
         Indianapolis, Indiana

                               BROWSESAFE.COM, INC
                              7202 East 87th Street
                           Indianapolis, Indiana 46256

                                 PROXY STATEMENT

                         Special Meeting of Shareholders
                           To Be Held on June 30, 2000

         This Proxy Statement is being furnished to shareholders on or about June 13, 2000, in connection with the solicitation by the Board of Directors of BrowseSafe.com, Inc., a Nevada corporation (the "Corporation"), of proxies to be voted at the Special Meeting of Shareholders to be held at the Corporation's executive offices at 7202 East 87th Street, Suite 109, Indianapolis, Indiana, on Friday, June 30, 2000, at 10:00 a.m., Eastern Standard Time.

         The purpose of the Special Meeting is to consider and vote upon proposals to amend the Corporation's Articles of Incorporation to increase the number of shares of common stock authorized, to authorize shares of preferred stock and to change the Corporation's name and a proposal to adopt a Stock Option Plan.

         At the close of business on June 6, 2000, which has been fixed as the record date for the purpose of determining the shareholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date"), there were 23,522,826 shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock") outstanding and entitled to vote at the Special Meeting. (As reported in the Corporation's Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2000, a lawsuit involving a dispute over the issuance of 2,738,000 shares has been filed against the Corporation and its executive officers; the disputed shares have not been included in the total number of shares outstanding and entitled to vote at the Special Meeting.) On all matters considered at the Special Meeting, each shareholder who attends the meeting in person or by proxy will have one vote for each share held. The presence of a majority of the issued and outstanding shares of the Corporation's Common Stock entitled to vote at the Special Meeting is required for a quorum at the Special Meeting. Abstentions and broker nonvotes will be counted as present for purposes of the determination of a quorum.

         Approval of the proposals to amend the Corporation's Articles of Incorporation and to approve the Stock Option Plan require the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's Common Stock entitled to vote at the Special Meeting. Accordingly, abstentions will have the effect of a vote cast against the proposals.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) either (i) an instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Special Meeting and voting in person. Unless revoked, the proxy will be voted at the Special Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted in favor of the proposals.

                                   PROPOSAL 1

                     PROPOSED AMENDMENT TO THE CORPORATION'S
                          ARTICLES OF INCORPORATION TO
                 INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
                        AND TO AUTHORIZE PREFERRED STOCK

         The Corporation's Board of Directors unanimously approved and adopted, subject to shareholder approval, amendments to ARTICLE FOUR and ARTICLE TEN of the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock from 25 million to 85 million shares, to authorize 15 million shares of preferred stock (the "Preferred Stock") and to adopt provisions regarding the voting rights of the Common Stock and Preferred Stock. The Corporation's Articles of Incorporation currently authorize 25 million shares of Common Stock as the only capital stock of the Corporation.

         As indicated above, as of the Record Date, 23,522,826 shares of Common Stock were issued and outstanding. On March 14, 2000, the Corporation entered into an Investment Agreement with a third party whereby the third party agreed to purchase up to $30 million of the Corporation's shares of Common Stock over a three-year period, provided that certain terms and conditions were satisfied. The number of shares that the Corporation can sell to this third party is dependent, in part, upon the volume of the trading of the Corporation' s Common Stock on the OTC Bulletin Board. Under the Investment Agreement, the Corporation is required to register a minimum of 12 million shares of Common Stock, and therefore, the Corporation needs to increase its authorized shares to enable it to take advantage of this potential source of financing. In addition, the Corporation's Board of Directors believes that an increase in the number of authorized shares of Common Stock would be in the best interest of the Corporation because the availability of a reserve of authorized but unissued shares would afford the Corporation greater flexibility in meeting future developments in which the issuance of shares of Common Stock may be desirable, as determined appropriate by the Board of Directors.

         As in the case with the Corporation's presently authorized shares of Common Stock, the issuance of additional shares of Common Stock, in most cases, would be within the discretion of the Board of Directors without further action by the shareholders. The Board of Directors of the Corporation will have the power to determine the relative rights of and restrictions on any series of Preferred Stock that it may authorize in the future, to provide the terms upon which Preferred Stock may be converted into shares of any other class of stock, and to issue and sell such Preferred Stock without prior shareholder approval. If the proposed changes are approved, the Board could use the authorized but unissued shares of either Common Stock or Preferred Stock, at its discretion, to resist the consummation of certain acquisition attempts, by, for example, diluting the ownership of a substantial shareholder or substantially increasing the amount of consideration necessary for a shareholder to obtain control. As of the date of this Proxy Statement, the Board of Directors is not aware of any specific effort to accumulate shares or otherwise obtain control of the Corporation.

         The proposed increase in the number of authorized shares of Common Stock and the authorization of Preferred Stock, and the provision for voting rights for such shares, would be accomplished by amending ARTICLE FOUR and ARTICLE TEN of the Corporation's Articles of Incorporation to read as set forth in Appendix A. Pursuant to the Nevada Revised Statutes ("NRS") and the Corporation's Articles of Incorporation, the affirmative vote of the holders of a majority of the aggregate number of outstanding shares of Common Stock is required for approval of the amendments to ARTICLE FOUR and ARTICLE TEN. If approved by the shareholders at the Special Meeting, the proposed amendments to the Corporation's Articles of Incorporation would become effective upon the filing of a certificate of amendment with the Nevada Secretary of State.

     THE BOARD OF DIRECTORS HAS VOTED UNANIMOUSLY TO APPROVE THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE PREFERRED STOCK AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS. (ITEM 1 ON THE PROXY)


                                   PROPOSAL 2

                         AMENDMENT TO THE CORPORATION'S
                       ARTICLES OF INCORPORATION TO CHANGE
                             THE CORPORATION'S NAME

         The Corporation's Board of Directors has approved unanimously the adoption of an amendment to the Corporation's Articles of Incorporation to change the Corporation's name to PlanetGood Technologies, Inc. The Board of Directors believes that the name change would be in the best interest of the Corporation because the new name would reflect a broader corporate image beyond that conveyed by the current name.

         To   accomplish   the  proposed   name  change,   ARTICLE  ONE  of  the
Corporation's Articles of Incorporation would be amended to read as follows:

                                   ARTICLE ONE
                                      NAME

         The name of the corporation is PlanetGood Technologies, Inc.

         Pursuant to the NRS and the Corporation's Articles of Incorporation, the affirmative vote of a majority of the aggregate number of outstanding shares of Common Stock is required for approval of the name change. If approved by the shareholders at the Special Meeting, the name change would become effective upon the filing of a certificate of amendment with the Nevada Secretary of State.

THE BOARD OF DIRECTORS HAS VOTED UNANIMOUSLY TO APPROVE THE NAME CHANGE AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO CHANGE THE CORPORATION'S NAME. (ITEM 2 ON THE PROXY)


                                   PROPOSAL 3

                        ADOPTION OF THE STOCK OPTION PLAN

         The Board of Directors has adopted, subject to shareholder approval, the Stock Option Plan (the "Option Plan"). The primary purpose of the Option Plan is to advance the interests of the Corporation and its shareholders by affording officers, directors, key employees of the Corporation and consultants to the Corporation an opportunity to acquire or increase their proprietary interest in the Corporation by the grant of stock options. By encouraging employees to become owners of the Corporation, the Corporation seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership, and efforts the success of the Corporation depends. Officers, directors, key employees of the Corporation or any of its subsidiaries (currently approximately 85 persons) and consultants to the Corporation will be eligible for grants under the Option Plan. Options may be granted under the Option Plan until the tenth anniversary date of the effective date of the Option Plan. (Currently, the Option Plan is named the
"BrowseSafe.com, Inc. Stock Option Plan." If the proposal to change the Corporation's name is approved at the Special Meeting, the name of the Option Plan will be changed to the "PlanetGood Technologies, Inc. Stock Option Plan.")

         The following summary of the material features of the Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Plan (the Option Plan was filed as Exhibit 6.7 to the Corporation's Form 10-SB filed with the Securities and Exchange Commission ("SEC") on November 24, 1999, which is available on-line at the SEC's website at www.sec.gov).

Shares Subject to the Option Plan

         The Plan authorizes the grant of options covering up to 3 million shares of the Corporation's Common Stock to directors, officers, key employees and consultants, subject to adjustment as appropriate to reflect any future stock splits, stock dividends, or other changes in the capitalization of the Corporation; provided, however, that the Option Plan limits the number of shares of Common Stock underlying options granted pursuant to the Option Plan to not more than 25 percent of the shares of Common Stock outstanding as of the end of the immediately preceding fiscal quarter. Options granted under the Option Plan will be in the form of either incentive stock options or nonqualified stock options (referred to as "nonqualified" because, unlike incentive stock options, they are not intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")). As of the date of this Proxy Statement, options covering an aggregate of 2,498,000 shares of Common Stock had been granted pursuant to the Option Plan, subject to shareholder approval.

Administration

         The Option Plan provides that it is to be administered by the Board of Directors and requires that the Board meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Board has sole discretion and authority to determine from time to time the individuals to whom options may be granted under the Option Plan, the number of shares covered by each option, the period during which an option may be exercised and the price at which an option may be exercised, subject to the limitations set forth in the Option Plan, including those discussed below.

Option Features

         The Option Plan provides that the exercise price for an incentive stock option shall not be less than 100 percent of fair market value of the shares of Common Stock covered by the option at the time of grant and that the exercise price for a nonqualified option shall not be less than 50 percent of fair market value of the shares of Common Stock covered by the option at the time of grant. The period for exercising an option granted under the Option Plan may not exceed ten years from the date of grant. The Option Plan also provides that options must become fully exercisable in at least 20 percent increments over a five-year period, with the first 20 percent becoming exercisable on the first anniversary of the date of grant and with the option becoming fully exercisable on the date that is five years after the date of grant. The Option Plan limits to 500,000 the number of options that a single optionee may receive in any year pursuant to the Option Plan.

Payment for Shares

         The Board, in its discretion, may determine whether the exercise price for an option may be paid in cash or by delivering shares of the Corporation's Common Stock previously acquired by the optionee and having an aggregate fair market value equal to the exercise price, or a combination of cash and previously owned shares of the Corporation's Common Stock.

Transferability of Options; Termination of Employment

         Options granted under the Option Plan are not transferable during the optionee's lifetime, except pursuant to a qualified domestic relations order and, in the event of the optionee's death, options are only transferable by will or the laws of descent and distribution.

         If the optionee's employment or directorship is terminated as a result of the optionee' s death, then the person or persons to whom the optionee's rights to the options pass by will or the laws of descent and distribution may exercise the options at any time prior to the date that is one year from the date of the optionee's death. If an optionee's termination of employment or directorship results from the optionee's disability, then the optionee has the right to exercise any options for a period of one year from the date of such disability. If an optionee's status as a director or employee terminates for any reason other than death or disability, then any options held by the optionee may be exercised for 30 days following the date of such termination. Options may not be exercised beyond the term of the option.

New Plan Benefits

         Since the Corporation's Board of Directors has discretion as to the persons who will receive grants of options under the Option Plan and the number of shares covered by any such options, the persons to whom options will be granted in the future and the number of options that will be granted in the future are not determinable. The following table presents information on options that had been granted under the Plan, subject to shareholder approval, as of the date of this Proxy Statement:

                         Number of Common Shares Covered
                              by Options Granted On

                                                                     Number of Common Shares Covered
                  Names and Positions                                       by Options Granted On

                                                              November 16, 1999           April 14, 2000
Mark W. Smith, President, and Chief
Executive Officer                                                   450,000                   150,000

Executive Group* (3 persons)                                      1,150,000                   450,000

Non-Executive Employee Group (24 persons)                             0                       898,000

*The three executive officers are also the three members of the Corporation's Board of Directors.

Termination, Amendment and Modification of the Option Plan

         The Board of Directors of the Corporation may at any time, and in any respect, amend, modify or terminate the Option Plan, except that no such amendment, modification or termination may be made without the approval of the Corporation's shareholders if such action would increase the total number of shares of Common Stock subject to the Option Plan, materially modify the requirements as to eligibility for participation in the Option Plan, materially increase the benefits accruing to optionees under the Option Plan, extend the term of the Option Plan or affect any option previously granted unless the optionee consents to such action.

Certain Federal Income Tax Consequences Under Current Law

         If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Corporation will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or ten percent shareholder of the Corporation. The Corporation will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized by the optionee on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

         All other options that do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. Upon its exercise, however, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares at the time of exercise over the option price. If the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or ten percent shareholder of the Corporation, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who also is an employee of the Corporation will be subject to tax withholding by the Corporation. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Corporation will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonqualified option.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Corporation with respect to the grant and exercise of options under the Option Plan and does not purport to be complete and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

         The Option Plan is not subject to any provisions of ERISA and is not qualified under Section 401(a) of the Code.

Shareholder Approval

         To become effective, the Option Plan must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation represented at the Special Meeting and entitled to vote.

     THE BOARD OF DIRECTORS HAS VOTED UNANIMOUSLY TO APPROVE THE OPTION PLAN AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE STOCK OPTION PLAN. (ITEM 3 ON THE PROXY)

                             EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information for the Corporation's executive officers for the periods ending December 31, 1998 and 1999, which was paid by the Corporation or its predecessor. The Corporation had no employees or operations in 1997.


                                                                                     Long Term
                                                          Annual Compensation       Compensation
                                                                                       Awards
                                                    ---------------------------------------------------
                             Name and
                        Principal Position              Year          Salary        Options/ SARs (3)

              ------------------------------------------------------------------------------------------
              Mark W. Smith                             1999           $91,000 (1)       450,000
              President and CEO
                                                     ---------------------------------------------------
                                                        1998            18,560 (2)          0
              ------------------------------------------------------------------------------------------
              Gregory P. Urbanski, CFO                  1999            39,000 (1)       350,000
              ------------------------------------------------------------------------------------------
                                                        1998             5,000 (2)          0
              ------------------------------------------------------------------------------------------
              Ted P. O'Brien, Vice President of         1999            78,000 (1)       350,000
              Sales and Marketing
              ------------------------------------------------------------------------------------------
                                                        1998            13,520 (2)          0
              ------------------------------------------------------------------------------------------


(1) To conserve cash, the Corporation accrued a portion of the officers' salaries for 1999 and is deferring payment until it has the financial resources to make such payments later in 2000. Mr. Smith was paid $58,778 in salary in 1999, and the Corporation has accrued $32,222 in deferred salary for Mr. Smith for 1999. Mr. Urbanski was paid $15,670 in salary in 1999, and the Corporation has accrued $23,330 in deferred salary for Mr. Urbanski. Mr. O'Brien was paid $48,290 in salary in 1999, and the Corporation has accrued $29,710 in deferred salary for Mr. O'Brien.

(2) To conserve cash, the Corporation accrued a portion of the officers' salaries for 1998 and deferred payment until it had the financial resources to make such payments. Mr. Smith was paid $4,640 in salary in 1998 and was paid the accrued balance of $13,920 on March 10, 2000. Mr. Urbanski was paid $1,250 in salary in 1998 and was paid the accrued balance of $3,750 on March 10, 2000. Mr. O'Brien was paid $3,380 in salary in 1998 and was paid the accrued balance of $10,140 on March 10, 2000

(3) Information on the options is provided above in the discussion of the proposal to approve the Corporation's Stock Option Plan and in the following tables.

                      Option/SAR Grants in Last Fiscal Year

                                              Individual Grants
                        ------------------------------------------------------------------
                            Number of     Percent of Total                                    Potential Realizable
                           Securities       Options/SARs                                        Value at Assumed
                           Underlying        Granted To        Exercise                       Rates of Stock Price
                            Options/         Employees          or Base                         Appreciation for
                              SARs               in              Price        Expiration           Option Plan
Name                         Granted            1999           ($/Share)         Date             5%        10%

Mark W. Smith                450,000             36%             $.62          11/16/04        $175,000   $445,500
Gregory P. Urbanski          350,000             28%             $.62          11/16/04        $136,500   $346,500
Ted P. O'Brien               350,000             28%             $.62          11/16/04        $136,500   $346,500


         All options were granted on November 16, 1999, and vest at a rate of 25 percent per year over a period of four years with the first 25 percent becoming exercisable on November 16, 2000. The Corporation has not awarded stock appreciation rights to any executive officer, employee or director, and it has no long-term incentive plans. For additional information, see the discussion above of the proposal to approve the Option Plan.


                                       Aggregated Option/SAR Exercises in Last Fiscal Year
                                                and Fiscal Year-End Option/SAR Values

                                         Number of Securities
                                         Underlying Unexercised                         Value of Unexercised
                                             Options/SARs                             In-the-Money Options/SARs
                                         At Fiscal Year End                              At Fiscal Year End

Name                                     Exercisable/Unexercisable                  Exercisable/Unexercisable(1)

Mark W. Smith                                  0/450,000                                       0/0(1)
Ted P. O'Brien                                 0/350,000                                       0/0(1)
Gregory P. Urbanski                            0/350,000                                       0/0(1)
----------------------

(1) None of the options was in-the-money because the fair market value per share at December 31, 1999, based on the closing price reported on the OTC Bulletin Board, was $.24 and the exercise price for the options was $.62.

Compensation of Directors

         No direct or indirect remuneration has been paid or is payable to the directors in their capacity as directors other than the granting of stock options at the discretion of the Board of Directors. It is anticipated that during the next twelve months the Corporation will not pay any direct or indirect remuneration to any director in his capacity as a director other than in the form of stock option grants or the reimbursement of the expenses of attending directors' or committee meetings.

Other Payments

         As of January 1, 1999, the Corporation entered into an employment agreement for a period of two years with Michael Zapara, the principal shareholder of the Corporation at the time (which was then known as Motioncast Television Corporation of America). Michael Zapara was hired as the President of the Corporation to perform such duties as were reasonably required of him in such capacity. The compensation to be paid under this agreement was 200,000 shares of Common Stock of the Corporation per year. However, pursuant to the mutual agreement of Michael Zapara and the Corporation, such compensation was not paid. In June 1999, Michael Zapara and the Corporation agreed to terminate the Employment Agreement in exchange for the issuance of 50,000 shares of the Corporation's Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Stock as of June 6, 2000 by: (i) each shareholder known by the Corporation to be the beneficial owner of 5 percent or more of the outstanding shares of Common Stock, (ii) each director, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the Corporation believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


Name of Beneficial Owner                                          Shares Owned              Percentage of
                                                                                           Outstanding (1)

Mark W. Smith (President, Chief Executive Officer and a            4,955,200                    21.1%
Director) (2)
7202 East 87th Street, Suite 109
Indianapolis, Indiana 46256


Officers and Directors as a Group                                  9,910,400                    42.1%

BrowseSafe, LLC                                                    9,910,400                    42.1%
6031 Terrytown Parkway
Indianapolis, Indiana 46254

GenesisTank.com, Inc.                                              6,000,000                    25.5%
520 N. Central
Suite 800
Glendale, California 91203

Total for 5 Percent Holders                                        15,910,400                   67.6%

----------------------------------------------------------------------------------------------------------------------------------

(1)      Based upon a total of 23,522,826 shares outstanding as of June 9, 2000.

(2) All of the shares are held of record by BrowseSafe, LLC, an Indiana limited liability company. Mr. Smith and the other executive officers and directors of the Corporation owns all of the interests in BrowseSafe, LLC, and Mr. Smith's beneficial ownership of the Corporation's shares shown in the table is calculated on the basis of the percentage of his ownership interests in BrowseSafe, LLC.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         On ________, 2000, the Board of Directors of the Corporation unanimously approved the matters to be voted upon at the Special Meeting: the increase in authorized shares of Common Stock and the authorization for Preferred Stock, and the provisions regarding the voting rights of such shares, the name change to PlanetGood Technologies, Inc., and the adoption of the Stock Option Plan. Each of the three current members of the Board of Directors is also an executive officer of the Corporation and has been granted options under the Option Plan. The three members of the Corporation's Board of Directors also own all of the interests in BrowseSafe, LLC, which is the record owner of 9,910,400 shares (approximately 42.1%) of the Corporation's Common Stock.

                                  OTHER MATTERS

         The Board of Directors knows of no matters, other than those reported above, that are to be brought before the Special Meeting. If other matters properly come before the Special Meeting, however, they will be considered and voted upon by the shareholders in attendance at the meeting.

                                   APPENDIX A

             Text of the Proposed Amendment to Articles Four and Ten
                 of the Corporation's Articles of Incorporation

                                  ARTICLE FOUR
                                  CAPITAL STOCK

         Section 1. Authorized Shares. The total number of shares of capital stock that the Corporation has authority to issue shall be 100,000,000 shares consisting of 85,000,000 common shares (the "Common Shares") and 15,000,000 preferred shares (the "Preferred Shares"). The Corporation's shares shall have a par value of $0.001 per share and are nonassessable.

         Section 2.  Terms of Preferred Shares.

     (a) Preferred Shares may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the corporation law of the State of Nevada ("Corporation Law")and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Shares and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Shares before the issuance of any shares of that series by the adoption of a resolution that specifies the terms of that series of Preferred Shares. All shares of a series of Preferred Shares must have preferences, limitations, and relative voting and other rights identical to those of other shares of the same series. No series of Preferred Shares need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Shares. Before issuing any shares of a series of Preferred Shares, the Board of Directors shall (i) adopt a resolution that fixes and sets forth the distinctive designation of such series; the number of shares that shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; and the preferences, limitations, and relative voting and other rights of the series; and (ii) file a certificate of designation with the Nevada Secretary of State. Authority is hereby expressly vested in the Board of Directors to fix all of the preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Articles of Incorporation or any amendment hereof.

     (b) Preferred Shares of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or that, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Shares, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Shares in accordance with Section 2(a) of this Article Four.

                                   ARTICLE TEN
                                VOTING OF SHARES

         Section 1. Common Shares. Except as otherwise provided by the Corporation Law or by the provisions adopted by the Board of Directors pursuant to Section 2(a) of Article Four hereof describing the Preferred Shares or a series thereof, the Common Shares shall have unlimited voting rights. At every meeting of the shareholders of the Corporation every holder of Common Shares shall be entitled to one vote in person or by proxy for each Common Share standing in such holder's name on the share transfer records of the Corporation.

         Section 2. Preferred Shares. Except as required by the Corporation Law or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 2(a) of Article Four hereof describing the terms of Preferred Shares or a series thereof, the holders of Preferred Shares shall have no voting rights or powers. Preferred Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote on such matters, but only on such matters, as the holders thereof are entitled to vote under the Corporation Law or pursuant to Section 2(a) of Article Four hereof describing the terms of Preferred Shares or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law).

                                        PRELIMINARY PROXY SOLICATION MATERIALS--
                                         INTENDED TO BE RELEASED TO SHAREHOLDERS
                                                       ON OR ABOUT JUNE 13, 2000
                                                                           PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                              BROWSESAFE.COM, INC.

         I hereby appoint Mark W. Smith and Ted P. O'Brien, and each of them, my proxies, with power of substitution, to vote all shares Common Stock of BrowseSafe.com, Inc. ("BrowseSafe") that I am entitled to vote at the Special Meeting of Shareholders to be held at BrowseSafe's executive offices at 7202 East 87th Street, Suite 109, Indianapolis, Indiana 46256, on Friday, June 30, 2000, at 10:00 a.m., Eastern Standard Time, and any adjournments thereof, as provided herein. This Proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in BrowseSafe's Proxy Statement, dated June 13, 2000.

         THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3. SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

     1. APPROVAL OF AMENDMENTS TO THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE IN THE AUTHORIZED SHARES OF BROWSESAFE FROM 25 MILLION COMMON SHARES TO 85 MILLION COMMON SHARES AND TO AUTHORIZE 15 MILLION PREFERRED SHARES.

                     ___FOR            ___AGAINST       ___ABSTAIN

     2.   APPROVAL   OF  AN   AMENDMENT   TO  THE   CORPORATION'S   ARTICLES  OF
          INCORPORATION   TO   CHANGE    BROWSESAFE'S    CORPORATE   NAME   FROM
          "BROWSESAFE.COM, INC." TO "PLANETGOOD TECHNOLOGIES, INC."

                     ___FOR            ___AGAINST       ___ABSTAIN

     3. APPROVAL OF A STOCK OPTION PLAN FOR OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS.

                    ___FOR            ___AGAINST       ___ABSTAIN

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: _______________________

                                          -------------------------------------
                                                  Signature or Signatures
                                          (Please sign exactly as your name
                                          appears onthis proxy. If shares are
                                          issued in the name of two or more
                                          persons, all such persons should sign.
                                          Trustees,executors and others signing
                                          in a representative capacity should
                                          indicate the capacity in which they
                                          sign.)